EXHIBIT A

JOINT FILING STATEMENT

We, the undersigned, hereby express our agreement that the attached Schedule 13G (or any amendments thereto) relating to the Common Stock of Nevro Corp. is filed on behalf of each of us.

Dated: February 13, 2015

/s/ Paul H. Klingenstein
Paul H. Klingenstein

ABERDARE VENTURES III, L.P.
By its General Partner, Aberdare GP III, L.L.C.

By:	/s/ Paul H. Klingenstein
Paul H. Klingenstein
Manager

ABERDARE PARTNERS III, L.P.
By its General Partner, Aberdare GP III, L.L.C.

By:	/s/ Paul H. Klingenstein
Paul H. Klingenstein
Manager

ABERDARE GP III, L.L.C.

By:	/s/ Paul H. Klingenstein
Paul H. Klingenstein
Manager

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